
Parent/Public Company:
Bob Evans Farms, Inc., a Delaware corporation
owns 100% of
owns 100% of
Holding Companies:
Mimi's Cafe, LLC, a Delaware limited liability company
BEF Holding Co., Inc., a Delaware corporation
owns 100% of
owns 100% of
Operating Subsidiaries:
SWH Corporation, a California corporation
Bob Evans Farms, Inc., an Ohio corporation
Owens Foods, Inc., a Texas corporation
BEF Aviation Co., Inc., an Ohio corporation
owns 100% of
Mimi's Café Kansas, Inc., a Kansas corporation
owns 100% of
SWH Too, LLC, a Delaware limited liability company
owns 100% of
SWH Texas, Inc., a Delaware corporation
owns 100% of
SWH Oklahoma, Inc., an Oklahoma corporation
owns 100% of
SWH Liquor Company, a Texas corporation
owns 100% of
Bob Evans Restaurants of Michigan, Inc., a Delaware corporation
owns 100% of
Bob Evans Transportation Company, LLC, an Ohio limited liability company
owns 100% of
Bob Evans Restaurants, Inc., an Ohio corporation
owns 100% of
BEF RE Holding Co., Inc., a Delaware corporation
owns 100% of the common and 85% (1020 shares) of the preferred shares* of
BEF REIT, Inc., an Ohio corporation
owns 100% of
Owens Country Sausage, Inc., a Texas corporation
owns 100% of
Owens Country Foods, Inc., a Texas corporation

* Remainder of preferred shares are owned by BEF Ohio (5%, 60 shares) and employees of BEF Ohio and their family members (10%, 120 shares).